Exhibit 10.7

May 1, 2016

Noah Davis

President

Brown Book Shop, Inc.

1517 San Jacinto

Houston, Texas 77002

Dear Brown Book Shop, Inc.,

This document shall serve as an amendment for the consulting agreement signed February 1, 2014. The only change shall be from “1.11.” The base management fee shall be changed to $4,500 per month.

Sincerely,

Clear Financial Solutions, Inc. by:

/s/ Steven Plumb

Steven Plumb

Review and accepted:

/s/ Noah Davis	5/1/16

Noah Davis	Date